SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - March 19, 2012
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 22, 2012, AK Steel Corporation, a Delaware corporation (“AK Steel”), completed the public offering of $300.0 million aggregate principal amount of 8.375% Senior Notes due 2022 (the “Notes”). The Notes are governed by an indenture, dated as of May 11, 2010 (the “Base Indenture”), as supplemented by a second supplemental indenture, dated as of March 22, 2012 (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each among AK Steel, as issuer, AK Steel Holding Corporation (“AK Holding”), as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”). A copy of the Base Indenture has been filed as Exhibit 4.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2010. A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 hereto.

The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of March 19, 2012, among AK Steel, AK Holding and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein (the “Underwriters”), and were fully and unconditionally guaranteed by AK Holding (the “Guarantee”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, AK Steel agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Notes were sold pursuant to a registration statement on Form S-3 (File No. 333-166303) filed by AK Steel and AK Holding (the “Registration Statement”). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto.

AK Steel expects to receive net proceeds, after underwriting discount and commissions and estimated offering expenses, of approximately $293.0 million. AK Steel intends to use the net proceeds to repay borrowings under AK Steel's asset-backed revolving credit facility.

Weil, Gotshal & Manges LLP, counsel to AK Steel and AK Holding, has issued an opinion to AK Steel and AK Holding, dated March 22, 2012, regarding the legality of the Notes and the Guarantee upon issuance thereof. A copy of the opinion is filed as Exhibit 5.1 hereto. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

1.1
Underwriting Agreement dated as of March 19, 2012, among AK Steel Corporation, AK Steel Holding Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein.

4.1	Second Supplemental Indenture, dated as of March 22, 2012, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee.

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn

David C. Horn
Secretary

Date: March 22, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement dated as of March 19, 2012, among AK Steel Corporation, AK Steel Holding Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein.

4.1	Second Supplemental Indenture, dated as of March 22, 2012, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as guarantor, and U.S. Bank National Association, as trustee.

5.1	Opinion of Weil, Gotshal & Manges LLP.